Morgan Stanley Insured Municipal Income Trust
                     Item 77(o) 10f-3 Transactions
                   April 1, 2001- September 30, 2001


Security Date of    Price    Shares  % of    Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
         10/15/01   $97.674  5,000,          $309,370,000  1.62%    Raymon
Tampa                        000                                    d
Bay Wtr,                             0.90%                          James
FL,
Utility
Sys Ser
2001 A
(FGIC)

F:\legal\msdata\paraleg\10f-3\insured muni inc trust